UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report - December 15, 2009
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices)

Registrant's Telephone No., including area code:  (267) 317-4009

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

(a)       The 2009 Annual Stockholders’ Meeting of Mace Security International, Inc. (“Company”) that was noticed for December 15, 2009, at 10:00 AM Eastern Time, was adjourned at the originally noticed time and location of the meeting.  The date and location the adjourned meeting will convene is December 30, 2009, 10:00 AM Eastern Time, 240 Gibraltar  Road, Suite 220, Horsham, Pennsylvania 19044 (the “Adjourned Meeting Date”).  The meeting was adjourned because 6,747,864 shares were present in person or by proxy on the original meeting date.  Based on the record date of October 23, 2009, the quorum requirement for convening the meeting was 8,026,038 shares present in person or by proxy.  The Company will be soliciting additional proxies for the Adjourned Meeting Date with the goal of obtaining sufficient shares present in person or by proxy at the Adjourned Meeting Date to conduct the 2009 Annual Stockholders Meeting.

(b)       At the time and place of the originally noticed 2009 Annual Stockholders Meeting, December 15, 2009, 10:00 AM Eastern Time, the Company’s Chief Executive Officer, Dennis Raefield, conducted a PowerPoint presentation regarding the Company.  Attached as Exhibit 99.1 to this Current Report is the PowerPoint presentation regarding the Company presented on December 15, 2009.  The PowerPoint presentation will also be available on the Company’s web site – www.mace.com in the Investor Relations section.

(c)       On December 15, 2009, the Company filed a Motion for Clarification and/or Reconsideration with the Court of Chancery for the State of Delaware (the “Motion”).  The Motion was filed in the action initiated by Louis D. Paolino, Jr. (“Paolino”) against the Company for advancement and indemnification of expenses (the “Indemnity Action”) allegedly incurred by Mr. Paolino in defending against a $1,000,000 counterclaim filed by the Company in an arbitration proceeding that Mr. Paolino had initiated against the Company (the “Arbitration Proceeding”).  The Indemnity Action and the Arbitration Proceeding are described in more detail in the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2009 and in prior quarterly and annual reports filed under the Securities Exchange Act of 1934, as amended.  In an opinion issued on December 8, 2009, the Court in the Indemnity Action ordered the Company to advance the costs Mr. Paolino has incurred in defending the counterclaim, but stayed proceedings on Mr. Paolino’s claim for indemnification.  Mr. Paolino has requested an advancement of $688,757.70.  The Company has offered an advancement of $149,000.  As part of receiving any advancement, Mr. Paolino will be required to provide an appropriate form of undertaking by which he will agree to repay any amount of the advancement that exceeds the amount Mr. Paolino is awarded in indemnification for expenses.  The Court in the Indemnity Action will not hold a hearing on the indemnification amount, if any, that Mr. Paolino is entitled to until after there is a final decision in the Arbitration Proceeding.  The Motion requests clarification from the Court as to whether the Company is ordered to pay Mr. Paolino’s demand of $688,757.70 or is entitled to have an evidentiary hearing to determine the amount of the advancement, if the parties cannot agree on the advancement amount.  If the Court orders that the Company pay Mr. Paolino’s demand of $688,757.70, then the Motion seeks the Court’s reconsideration of that decision on various grounds set forth in the Motion.

Item 9.01.       Financial Statements and Exhibits.

(c)       Exhibits.  The following exhibit is being filed herewith:

99.1   PowerPoint Presentation – 2009 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	December 17, 2009		Mace Security International, Inc.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	PowerPoint Presentation – 2009 Annual Meeting.